Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF

REAL ESTATE PURCHASE AGREEMENT

This Assignment and Assumption of Real Estate Purchase Agreement (this “Assignment”) is entered into to be effective as of December 20, 2013 (the “Assignment Date”), by GGT Spring Town TX, LLC, a Delaware limited liability company (“Assignee”) and MCRT Investments LLC, a Delaware limited liability company (“Assignor”) in light of the following recitals.

RECITALS

A. Grand-Kuykendahl, Ltd. (“Seller”) and Assignor entered into that certain Real Estate Purchase Agreement dated effective March 18, 2013, as amended by that certain first amendment dated June 12, 2013, that certain second amendment dated August 9, 2013, that certain third amendment dated August 22, 2013, and that certain fourth amendment dated December 9, 2013 (as amended, the “Agreement”), covering certain property described therein.

B. Assignee desires to acquire all right, title, and interest of Assignor in, to, and under the Agreement, and Assignor desires to assign all such right, title, and interest in, to, and under the Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to, and under the Agreement, including, without limitation, all of Assignor’s rights to the Earnest Money (as defined in the Agreement). Assignee hereby accepts the foregoing assignment and assumes all of the duties and obligations of Assignor under the Agreement.

2. This Assignment may be executed in multiple counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. The delivery of counterpart signatures by facsimile or pdf transmission shall have the same force and effect as the delivery of a signed hard copy.

[Signatures Follow]

EXECUTED to be effective as of the Assignment Date.

ASSIGNOR:

MCRT Investments LLC, a Delaware limited liability company

By:	/s/ Jeb Cox
Name:	Jeb Cox
Title:	Managing Director

ASSIGNEE:

GGT SPRING TOWN TX, LLC, a Delaware limited liability company

	By:	MCRT SPRING TOWN LLC, a Delaware limited liability company, its operating member

		By:	/s/ Jeb Cox
		Name:	Jeb Cox
		Title:	Managing Director

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